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                                                                    EXHIBIT 21.1

Critical Path, Inc. Subsidiaries

Domestic:

           dotOne Acquisition Corp.
           FaxNet
           Netmosphere, Inc.
           RemarQ Communities, Inc.
           Peer Logic India


International:

           3034996 Nova Scotia Company, A Nova Scotia Company
           3034997 Nova Scotia Company, A Nova Scotia Company
           Amplitude Software UK Ltd.
           Compass Acquisition Corp.
           Compass Holding Corp.
           CP AG (Switzerland)
           CP A/S (Denmark)
           CP B.V.
           CP Data Centre UK
           CP Germany
           CP Ireland
           CP Latin America
           CP SA (aka FaxNet SA)
           CP SA (France)
           CP SpA (Italy)
           Critical Path Data Center
           Critical Path GmbH
           Critical Path Messaging Co.
           Critical Path SA (aka FaxNet SA)
           Critical Path Technologies (formerly PL UK)
           Critical Path UK Ltd.
           FaxNet Argentina
           FaxNet Services Corp.
           Fisher Technology Group Inc.
           Licoln Software Ltd.
           Lookforth Ltd.
           Nihon PeerLogic KK
           Peer Logic Canada, Inc.
           RemarQ UK Ltd.
           UI Telecom, Inc.
           Unicom Int'l. LLC